Exhibit 99.1
Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1-610-246-2116	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Announces Increased Scope of Work from PolySilicon Customer

Change Orders will Result in Approximately $470,000 in Incremental Revenue;
Extends Production Cycle and Defers Approximately $2 Million in Revenue into Q4 Fiscal 2013.

Center Valley, PA – January 7, 2013 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision” or the “Company”), an industry leading manufacturer providing engineering, precision large-scale machined, fabricated metal and electrical components for complete tested systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today announced that its PolySilicon customer has requested a change in the scope of work (SOW) regarding the large-scale PolySi chambers the Company's Ranor division is producing.

As a result of these changes, TechPrecision will be receiving approximately $470,000 in change order related incremental revenue, which will be recognized as production on the updated units is completed. The change in scope of work also extended the production schedule, as units scheduled to complete production during the fiscal third quarter (the period ended December 31, 2012) are now expected to finish production during the fourth fiscal quarter of 2013 (the period ended March 31, 2013).

“Change orders are a part of our business, especially with new products, and our ability to quickly adapt to accommodate design changes is a key reason our customers rely on TechPrecision,” said Mr. James Molinaro, CEO of TechPrecision Corporation. “We are pleased to expand our relationship with this important customer, and have taken every necessary step to rapidly adjust and deliver these updated units. To date, we have received $180,000 in change-orders with approximately $290,000 in additional change order revenue expected as these units complete production. These changes extend the production cycle, and this will result in approximately $2 million of production activity and revenue shifting into the March quarter.”

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., globally manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy (Solar and Wind), cleantech, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end global service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability fulfill orders and ship completed products in a timely fashion, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.